UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2011

Winn-Dixie Stores, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-3657	59-0514290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5050 Edgewood Court Jacksonville, FL	32254-3699
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 783-5000

Unchanged

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Winn-Dixie Stores, Inc., a Florida corporation (the “Company” or “Winn-Dixie”), announced on December 19, 2011, that the Company has entered into an Agreement and Plan of Merger, dated as of December 16, 2011 (the “Merger Agreement”), with Opal Holdings, LLC, a Delaware limited liability company (“Parent”), and Opal Merger Sub, Inc., a Florida corporation and a wholly-owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Acquiring Parties”). Parent is a wholly-owned subsidiary of BI-LO, LLC, a Delaware limited liability company, which is itself a wholly-owned subsidiary of BI-LO Holding, LLC, a Delaware limited liability company. BI-LO Holding, LLC is a majority owned subsidiary of Lone Star Fund V (U.S.), L.P., a partnership that is part of the group of investment funds commonly known as Lone Star Funds.

The Merger Agreement provides for, upon the terms and subject to the conditions in the Merger Agreement, the merger of Merger Sub with and into the Company with the Company being the surviving company as a wholly-owned subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of the Company (other than any shares owned by the Company, the Acquiring Parties or any of their respective subsidiaries) will be cancelled and will be converted automatically into the right to receive $9.50 per share in cash, without interest (the “Merger Consideration”).

Shareholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special meeting that will be held on a date to be announced. Consummation of the Merger is subject to customary conditions, including: (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger, voting as a single class, at a duly called shareholders meeting (the “Company Shareholder Approval”), (ii) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of any order enjoining or prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to other conditions, including, among other things,: (x) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to materiality qualifiers) and (y) the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects. In addition, the obligation of the Acquiring Parties to consummate the Merger is subject to the non-occurrence of any Material Adverse Effect (as defined in the Merger Agreement) from the date of the Merger Agreement to the effective time of the Merger. Availability of financing for the Merger is not a condition to the Acquiring Parties’ obligations to consummate the Merger.

The Company has made customary representations and warranties to the Acquiring Parties in the Merger Agreement. The Company has also entered into customary covenants and agreements in the Merger Agreement, including, among other things, covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, (ii) the calling and holding of a meeting of the Company’s shareholders for the purpose of obtaining the Company Shareholder Approval and (iii) the use of its reasonable best efforts to cause the Merger to be consummated.

Under the Merger Agreement, the Company is subject to a customary “no-shop” restriction on its ability to solicit offers or proposals relating to an acquisition proposal or to provide information to or engage in discussions or negotiations with third parties regarding an acquisition proposal. The no-shop provision is subject to a customary “fiduciary out” provision that allows the Company to provide information and participate in discussions with respect to an unsolicited written acquisition proposal if the Company’s Board of Directors (the “Board”) has determined, after consultation with outside legal counsel and its financial advisor, that such acquisition proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined below), and not doing so would be reasonably likely to constitute a breach of its fiduciary duties.

The Merger Agreement contains termination rights for both the Company and the Acquiring Parties, including a termination right of the Company in order to accept a Superior Proposal. A “Superior Proposal” is an acquisition proposal for 50% or more of the capital stock or assets of the Company that the Board has determined in good faith, after consultation with outside legal counsel and its financial advisor, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, including the financing terms thereof and the expected timing of the consummation thereof, is (i) more favorable to the shareholders of the Company from a financial point of view than the Merger (including any adjustment to the terms and conditions proposed by Parent in response to such proposal) and (ii) reasonably likely of being completed on the terms proposed.

The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Parent a termination fee in an amount equal to $19,600,000.

The Merger Agreement also provides that Parent will be required to pay to the Company a reverse termination fee of $72,825,000 upon termination under specified circumstances. The maximum aggregate liability of the Acquiring Parties for any loss suffered as a result of a breach of the Merger Agreement is $72,825,000 plus specified expenses and costs of recovery that may be payable under the Merger Agreement.

The Acquiring Parties have obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient to consummate the Merger and the other transactions contemplated by the Merger Agreement, including the payment by the Acquiring Parties of the aggregate Merger Consideration. Lone Star Fund VII (U.S.), L.P. (the “Sponsor”) has committed to capitalize Parent, at or prior to the Closing, with cash, on the terms and subject to the conditions set forth in the equity commitment letter entered into by the Sponsor in connection with the Merger.

Citigroup Global Markets Inc. and Deutsche Bank Trust Company Americas (the “Lenders”) have each committed to provide, on a several basis, 50% of a $700 million senior secured, asset-backed revolving credit facility subject to the conditions set forth in the debt commitment letter entered into by the Lenders in connection with the Merger (the “Debt Commitment Letter”). On the Closing Date, Parent will borrow up to an aggregate amount of $440 million (consisting of loans and amounts used to backstop outstanding letters of credit) under the facility, a portion of which will be used to pay part of the Merger Consideration. The obligation of the Lenders to provide debt financing under the Debt Commitment Letter is subject to a number of customary conditions.

In connection with the execution of the Merger Agreement, Lone Star Fund V (U.S.), L.P. has provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of the reverse termination fee by Parent and specified costs and expenses of the Company.

The Merger and the Merger Agreement were approved unanimously by the Company’s full Board, following a unanimous recommendation to do so by a Special Committee (the “Special Committee”) of the Board, which was formed by the Board to consider a potential strategic transaction involving the sale of all or a substantial portion of the Company’s capital stock. Goldman, Sachs & Co. serves as the financial advisor to the Special Committee.

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Acquiring Parties or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Except for certain limited purposes, investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Acquiring Parties or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a disclosure letter that the Company has provided to the Acquiring Parties. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of the Company, the Acquiring Parties or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Entry into Expense Advance Agreement

On December 16, 2011, the Board approved a form of expense advance agreement (the “Expense Advance Agreement”) and authorized the Company to enter into an Expense Advance Agreement with the Company’s current directors (each, an “Indemnitee”).

The Expense Advance Agreement provides that if any Indemnitee incurs any expenses in defending any civil or criminal proceeding brought in connection with such Indemnitee’s service on the Board, such expenses shall be advanced by the Company, to the fullest extent permitted by law. Prior to the advancement of any expenses, an Indemnitee is required to deliver an undertaking to repay such advanced expenses if he or she is ultimately found not to be entitled to indemnification by the Company pursuant to the applicable provisions of the amended and restated articles of incorporation of the Company and the amended and restated by-laws of the Company.

The Company’s obligations under the Expense Advance Agreement shall continue following the time that an Indemnitee ceases to be a director of the Company, so long as such Indemnitee is subject to any proceeding covered by the Expense Advance Agreement, whether or not such Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under the Expense Advance Agreement.

The foregoing summary of the Expense Advance Agreement is qualified in its entirety by reference to the full text of the Expense Advance Agreement which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure under the heading “Entry into Expense Advance Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 5.02 by reference.

Forward Looking Statements

Certain statements contained in this Current Report on Form 8-K and the exhibits filed herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements regarding the Merger, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Winn-Dixie and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond Winn-Dixie’s ability to control or predict. Such factors include, but are not limited to, any conditions imposed in connection with the Merger, approval of the Merger Agreement by Winn-Dixie’s shareholders, the satisfaction of various other conditions to the closing of the Merger contemplated by the Merger Agreement, and other factors discussed in Winn-Dixie’s Annual Report on Form 10-K for the fiscal year ended June 29, 2011, and other Winn-Dixie filings with the Securities and Exchange Commission (“SEC”). These risks and uncertainties should be considered in evaluating any forward-looking statements contained herein. Winn-Dixie does not undertake an obligation to update forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed Merger and required shareholder approval, Winn-Dixie Stores, Inc. will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WINN-DIXIE AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Winn-Dixie Stores, Inc. with the SEC may be obtained free of charge by contacting Winn-Dixie at Winn-Dixie Stores, Inc., Attn: Investor Relations, 5050 Edgewood Court, Jacksonville, Florida, 32254-3699. Our filings with the SEC are also available on our website at www.winndixie.com.

Participants in the Solicitation

Winn-Dixie and its officers and directors may be deemed to be participants in the solicitation of proxies from Winn-Dixie’s shareholders with respect to the Merger. Information about Winn-Dixie’s officers and directors and their ownership of Winn-Dixie’s common shares is set forth in the proxy statement for Winn-Dixie’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2011. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Winn-Dixie and its officers and directors in the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of December 16, 2011, by and among Opal Holdings, LLC, Opal Merger Sub, Inc. and Winn-Dixie Stores, Inc.

10.1	Expense Advance Agreement, dated as of December 16, 2011, by and among Winn-Dixie Stores, Inc. and each individual who is a signatory thereto.

99.1	Talking Points

99.2	HDQ Team Member FAQ

99.3	Letter to Suppliers

99.4	Letter to Partners

99.5	Letter to Partners (CEO)

99.6	Team Member Email

99.7	Town Hall Talking Points

99.8	Talking Point for Guests

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINN-DIXIE STORES, INC.

Date: December 19, 2011	By:	/s/ Peter L. Lynch
	Name:	Peter L. Lynch
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of December 16, 2011, by and among Opal Holdings, LLC, Opal Merger Sub, Inc. and Winn-Dixie Stores, Inc.

10.1	Expense Advance Agreement, dated as of December 16, 2011, by and among Winn-Dixie Stores, Inc. and each individual who is a signatory thereto.

99.1	Talking Points

99.2	HDQ Team Member FAQ

99.3	Letter to Suppliers

99.4	Letter to Partners

99.5	Letter to Partners (CEO)

99.6	Team Member Email

99.7	Town Hall Talking Points

99.8	Talking Point for Guests